UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2025

THE CANNABIST COMPANY HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Billerica Road Chelmsford, MA	01824
(Address of principal executive offices)	(Zip Code)

(978) 910-1486

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 29, 2025, The Cannabist Company Holdings Inc., a British Columbia corporation (the “Company”), issued a press release providing an update in respect of the previously announced plan of arrangement under Section 192 of the Canada Business Corporations Act (the “Arrangement”) involving the Company, The Cannabist Company Holdings (Canada) Inc. (“Cannabist Canada”, and together with The Cannabist Company, the “Companies”) and 16834434 Canada Inc.

Pursuant to the Arrangement, among other things: (a) all outstanding 6.0% senior secured convertible notes due June 29, 2025 (the “2025 Notes”) and all 9.5% senior secured first-lien notes due February 3, 2026 (the “2026 Notes”) will be exchanged for an equivalent principal amount of new senior notes due December 31, 2028 (the “New Senior Notes”) co-issued by the Companies, and each holder thereof will receive its pro-rata amount of 118,209,105 newly issued common shares of The Cannabist Company (the “New CBST Common Shares”); (b) at the election of the holders of 9.0% senior secured convertible notes due March 19, 2027 (the “2027 Notes”, and together with the 2025 Notes and the 2026 Notes, the “Senior Notes”), the 2027 Notes will be exchanged for either (i) an equivalent principal amount of New Senior Notes, as well as a pro-rata amount of the New CBST Common Shares or (ii) an equivalent principal amount of new senior convertible notes due December 31, 2028 co-issued by the Companies; and (c) 118,246,947 common share purchase warrants of the Company with an exercise price of C$0.14 shall be issued to the holders of record (as of two business days prior to closing) of the issued and outstanding common shares of the Company.

Holders of Senior Notes (the “Senior Noteholders”) voted to approve the Arrangement (the “Arrangement Resolution”) at the special meeting of Senior Noteholders held on April 29, 2025 (the “Meeting”). The Arrangement Resolution, which required the approval of at least 66 2/3% of the votes cast by the Senior Noteholders present in person or by proxy at the Meeting, was approved by 75.4% of the votes cast by the Senior Noteholders present in person or by proxy at the Meeting.

The Arrangement remains subject to the satisfaction of certain closing conditions, including court approval of the Arrangement, which is currently opposed by a holder of 2025 Notes.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K may be forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are often, but not always, identified by the use of words such as “target”, “expect”, “anticipate”, “believe”, “foresee”, “could”, “would”, “estimate”, “goal”, “outlook”, “intend”, “plan”, “seek”, “will”, “may”, “tracking”, “pacing” and “should” and similar expressions or words suggesting future outcomes. This Current Report on Form 8-K includes forward-looking information and statements pertaining to, among other things, future payments to creditors, the holding of the meeting of the holders of Senior Notes, the implementation of the Arrangement, including the receipt of all necessary exchange, court, and regulatory approvals (including any necessary state cannabis regulatory approvals, if applicable), the execution of operational improvements and footprint rationalization initiative, completion of cost-saving initiatives, and capitalizing on growth opportunities in 2025 and beyond. Numerous risks and uncertainties could cause the actual events and results to differ materially from the estimates, beliefs and assumptions expressed or implied in the forward-looking statements, including, but not limited to the Company may not receive the necessary approvals to complete the Arrangement. Forward-looking estimates and assumptions involve known and unknown risks and uncertainties that may cause actual results to differ materially. The Company also cautions readers that the forward-looking financial information contained in this Current Report are only provided to assist readers in understanding management’s current expectations relating to future periods and, as such, are not appropriate for any other purpose. In addition, securityholders should review the risk factors discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2024, as filed with Canadian and U.S. securities regulatory authorities and described from time to time in subsequent documents filed with applicable securities regulatory authorities and the risks described in other filings that the Company may make with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer and General Counsel

Date: April 30, 2025